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                                     EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Advanced Materials Group, Inc.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 1997 appearing in the Annual Report on Form 10-KSB of Advanced Materials Group, Inc. for the year ended November 30, 1996 and to the reference to our firm as experts.



                                       CORBIN & WERTZ


Irvine, California
October 23, 1997